EXHIBIT 1


     Robert Price is the President, Chief Executive Officer and Treasurer of the Corporation, one of the directors of the Corporation and a principal shareholder of the Corporation. Mr. Price's business address is c/o Price Communications Corporation, 45 Rockefeller Plaza, Suite 3200, New York, New York 10020. Mr. Price is a citizen of the United States.

     Kim I. Pressman is the Executive Vice President and
Secretary of the Corporation and one of the directors of the Corporation. Ms. Pressman's business address is c/o Price
Communications Corporation, 45 Rockefeller Plaza, Suite 3200, New
York, New York 10020.  Ms. Pressman is a citizen of the United
States.

     George H. Cadgene is a private investor and one of the directors of the Corporation. Mr. Cadgene's business address is c/o Price Communications Corporation, 45 Rockefeller Plaza, Suite 3200, New York, New York 10020. Mr. Cadgene is a citizen of the United States.

     Robert F. Ellsworth is President of Robert Ellsworth & Co., Inc., Washington, D.C., a private investment firm, and one of the directors of the Corporation. Mr. Ellsworth's business address is c/o Price Communications Corporation, 45 Rockefeller Plaza, Suite 3200, New York, New York 10020. Mr. Ellsworth is a citizen of the United States.

                          EXHIBIT 2

Date of Transaction Description of Transaction:  Purchase Price:

May 1, 1997         Acquisition of 20,000 shares  $240,004
                    of Class A Common Stock
May 28, 1997        Acquisition of 10,000 shares  $158,750
                    of Class A Common Stock
May 28, 1997        Acquisition of 25,000 shares  $396,875
                    of Class A Common Stock
June 16, 1997       Acquisition of 50,000 shares
                    of Class A Common Stock       $797,500
June 16, 1997       Acquisition of 119,000 shares
                    of Class A Common Stock       $1,896,729
June 17, 1997       Acquisition of 19,900 shares
                    of Class A Common Stock       $321,162
June 18, 1997       Acquisition of 10,000 shares
                    of Class A Common Stock       $162,500
June 18, 1997       Acquisition of 10,000 shares
                    of Class A Common Stock       $161,875
June 18, 1997       Acquisition of 10,000 shares
                    of Class A Common Stock       $162,500
June 18, 1997       Acquisition of 73,000 shares
                    of Class A Common Stock       $1,198,295
June 18, 1997       Acquisition of 266,000 shares
                    of Class A Common Stock       $4,332,049
June 20, 1997       Acquisition of 15,000 shares
                    of Class A Common Stock       $247,163
June 23, 1997       Acquisition of 156,200 shares
                    of Class A Common Stock       $2,573,786
June 24, 1997       Acquisition of 4,500 shares
                    of Class A Common Stock       $74,149